UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 22, 2018

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the current report on Form 8-K, dated January 22, 2018, that was filed with the Securities and Exchange Commission on January 26, 2018 by Adverum Biotechnologies, Inc., concerning Adverum’s decision to engage Ernst & Young LLP as its independent registered public accounting firm following the completion of the audit services provided by Deloitte & Touche LLP for the year ended December 31, 2017 and the filing of Adverum’s 2017 Annual Report on Form 10-K on March 6, 2018, at which time Deloitte & Touche LLP would cease to be Adverum’s independent registered public accounting firm.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

As previously disclosed, the Audit Committee of the Board of Directors of Adverum Biotechnologies, Inc. conducted a competitive process to determine Adverum’s independent registered public accounting firm for Adverum’s fiscal year ending December 31, 2018. The Audit Committee invited several independent registered public accounting firms to participate in this process. Following review of proposals from the independent registered public accounting firms that participated in the process, on January 22, 2018, the Audit Committee approved the engagement of Ernst & Young LLP as Adverum’s independent registered public accounting firm for Adverum’s fiscal year ending December 31, 2018, subject to execution of an engagement letter. Deloitte & Touche LLP continued as Adverum’s independent registered public accounting firm for the year ended December 31, 2017. On March 20, 2018, Adverum and Ernst & Young LLP executed the engagement letter for the services described above.

The audit reports of Deloitte & Touche LLP on the consolidated financial statements of Adverum as of and for the years ended December 31, 2016 and 2017, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through March 20, 2018, there were no: (1) disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference in connection with their report to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Adverum requested that Deloitte & Touche LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Deloitte & Touche LLP’s letter, dated March 22, 2018, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim periods through March 20, 2018, neither Adverum nor anyone on its behalf has consulted with Ernst & Young LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Adverum’s financial statements, and neither a written report nor oral advice was provided to Adverum that Ernst & Young LLP concluded was an important factor considered by Adverum in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP, dated March 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: March 22, 2018	By:	/s/ Leone Patterson
Leone Patterson Chief Financial Officer